UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019

Commission file number: 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGMD	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2019, our Board authorized the establishment of a new series of preferred stock designated as Series B Preferred Stock, comprised of initially 5,000,000 shares and we caused a Certificate of Designation of Series B Senior Preferred Stock to be filed with the Secretary of State of the State of Delaware. Said board action was not disclosed in a proxy statement or information statement filed by the Company. The Series B Preferred Stock will be used, in part, in connection with the acquisition of all of the issued and outstanding shares of stock of BZRTH, Inc., a Nevada corporation (“BZRTH”). These Series B Preferred Shares will participate in all dividends and distributions (if any) on as converted to Common Stock basis. There will be no interest paid to the holders of the Series B Preferred Stock. Some of the Series B Preferred Shares is intended to be used for future acquisitions.

Each holder of shares of the Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred could be converted immediately after the close of business on the record date fixed for such meeting or effective date of such written consent and shall have voting rights and powers equal to the voting rights and power of the Common Stock in accordance with the bylaws of the Corporation.

Item 8.01 Other Events.

The Company intends to complete its acquisition of all of the issued and outstanding shares of stock of BZRTH. BZRTH is a leading hydroponics supply company, based in Irwindale, California. The Company and BZRTH are expected to execute the definitive agreement in the form of a Stock Exchange Agreement (“SEA”) on or before October 31, 2019. The Company was informed on October 15, 2019 and believes that the required and requested financial information from BZRTH has been completed and that the acquisition closing date will be on or before October 31, 2019.

During December of 2017, the Company entered into a master marketing agreement with BizRight, LLC, a leading marketer and manufacturer of hydroponic growth supplies, which offers a range of hydroponics-related products. BizRight operates the ZenHydro.com website and other e-commerce properties and sells various products to distributors and retailers. This relationship has allowed our Company to significantly expand our revenue growth prospects. We plan to continue to expand this business operation for the foreseeable future. As of the date hereof, our ability to recognize revenues from this agreement have been limited due to our limited abilities to raise the capital need for this transaction. The Master Marketing Agreement with BizRight was later assigned to BZRTH, Inc., a sister company of BizRight and a related party and affiliated entity with BizRight, assuming the same acquisition and other terms of the purchase option outlined in the original agreements. Under the agreements, the Company has already paid $870,000.00 cash and issued 200,000,000 shares to the sellers.

The Company and BZRTH are expected to execute the definitive agreement on or before October 31, 2019. The total additional consideration to be paid by the Company (with the credit for the prior payments) to acquire BZRTH is 450,000,000 shares of the Company’s common stock and 3,000,000 shares of Series B convertible preferred stock under the SEA; and Promissory notes in the sum of $7,130,000.00 due on or before October 31, 2021 to BZRTH shareholders.

Section 9 – Financial Statements and Exhibits.

(d) Exhibit Number Description

3.6       Certificate of Designation of Series B Senior Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: October 21, 2019	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer